UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 16, 2016

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 16, 2016, STORE Capital Corporation, a Maryland corporation (the “Company”), entered into an Underwriting Agreement dated May 16, 2016, among the Company, Goldman, Sachs & Co., and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Underwriters”), a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference (the “Underwriting Agreement”).  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters an aggregate of 10,750,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,612,500 additional shares (the “Optional Shares” and, together with the Firm Shares, the “Shares”) of the Company’s Common Stock, $0.01 par value per share.  The Shares sold by the Company pursuant to the Underwriting Agreement were offered in a public offering at a public offering price per share of $25.60.  The sale of the Firm Shares closed on May 20, 2016.

In connection with the offering described above, Venable LLP, as Maryland counsel to the Company, issued its opinion with respect to the legality of the Shares issued and sold pursuant to the Underwriting Agreement.  The opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.  Kutak Rock LLP issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Opinion of Venable LLP
8.1	Tax Opinion of Kutak Rock LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Kutak Rock LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: May 20, 2016
	By:	/s/Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Opinion of Venable LLP
8.1	Tax Opinion of Kutak Rock LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Kutak Rock LLP (included in Exhibit 8.1)